UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2025

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

☐   Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2025, the Compensation and Management Committee of the Board of Directors of Graphic Packaging Holding Company (“GPHC”), approved a retention package for Mr. Joseph P. Yost, the Executive Vice President and President, Americas of GPHC and Graphic Packaging International, LLC (“GPI” or the “Company”). Such package consists of a cash retention bonus and a grant of Service Restricted Stock Units (“Service RSUs”). The cash retention bonus is pursuant to the terms of a Retention Bonus Agreement dated December 22, 2025 between GPI and Mr. Yost (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1. Pursuant to the Agreement, Mr. Yost will receive a lump-sum payment of $2,000,000 (less applicable taxes and withholdings) on (i) the next regularly-scheduled pay date following January 2, 2027 if he remains employed by GPI or one of its subsidiaries through such date; or (ii) the next regularly-scheduled pay date following the date of termination of his employment due to death or Disability, by the Company or one of its subsidiaries without Cause or by Mr. Yost for Good Reason. For purposes of the Agreement, the term “Disability” shall have the meaning provided under the Company’s Long-Term Disability Plan and the term “Cause” shall have the meaning set forth in the Company’s Termination of Employment Policy. The term “Good Reason” shall mean termination of employment initiated by Mr. Yost within 180 days following any of the following events taken without Mr. Yost’s consent, provided that Mr. Yost has given the Company written notice of such event within 30 days after the first occurrence of such event and the Company has not cured such event within 30 days thereafter: (x) a material diminution of Mr. Yost’s authority, job duties, and responsibilities; or (y) a material change in the geographic location at which Mr. Yost is required to perform services such that he must permanently relocate more than 50 miles from his current residence; or (z) a reduction of Mr. Yost’s base salary in excess of 10%, unless the same percentage reduction is uniformly applied to all similarly situated employees.

The grant of Service RSUs will have a value of $2,000,000 on the date of grant and be effective as of January 2, 2026. The Service RSUs will vest and become payable on January 2, 2027, assuming Mr. Yost remains an employee of GPI or one of its subsidiaries through such date.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Retention Bonus Agreement dated as of December 22, 2025 between GPI and Joseph P. Yost

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Alexandra O. Haden
Alexandra O. Haden
Date: December 23, 2025		Vice President and Assistant General Counsel